CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Capital Group Completion Fund Series of our report dated February 13, 2026, relating to the financial statements and financial highlights of Capital Group Core Bond Completion Fund, Capital Group Core Plus Completion Fund, and Capital Group Municipal Income Completion Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial highlights”, “Independent registered public accounting firm”, and “Prospectuses, reports to shareholders and proxy statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 23, 2026